UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

ITEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39401	84-3365066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

iTeos Therapeutics, Inc.

139 Main Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code) (339) 217-0161

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 16, 2021. As of April 22, 2021, the record date for the Annual Meeting, there were 35,100,999 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on May 5, 2021: (i) to elect Detlev Biniszkiewicz, Ph.D. and Derek DiRocco, Ph.D. as Class I directors, to each serve for a three-year term expiring at the Company’s 2024 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises BV/SRL as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal 2”).

The Company’s stockholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class I directors as follows:

Class I Director Nominee	For	Against	Abstain	Broker Non- Vote
Detlev Biniszkiewicz, Ph.D.	26,219,255	2,224,958	33	3,029,253
Derek DiRocco, Ph.D.	26,433,856	2,010,357	33	3,029,253

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
31,473,276	90	133

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021	iTeos Therapeutics, Inc.

	By:	/s/ Michel Detheux
Name: Michel Detheux
Title: President and Chief Executive Officer